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                                                                       Exhibit 4
                             SOFTWARE SECURITY, INC.

                         1993 Employee Stock Option Plan

1 Participants: Officers (including officers who are directors) and employees of Software Security, Inc. ("SSI") and its majority-owned subsidiaries.

2. Purposes: To provide additional incentive for the officers and employees, to encourage these individuals to become stockholders of SSI and to remain in its employ, and through this incentive and encouragement, to improve SSI's operating results. The plan does not amend or supersede any stock option granted by SSI prior to the date of its adoption; all such options shall continue in effect in accordance with their terms.

3. Option Shares: 150,000 authorized but unissued or treasury shares of the non-voting common stock of SSI.

4. Administration: SSI's Compensation Committee, elected by the Board of Directors (the "Board") and composed of directors who are ineligible to receive options under the plan, is responsible for administering the plan and, together with the full Board, for determining all questions arising thereunder.

5. Option Price: An amount per share equal to the book value thereof as of the end of SSI's most recently completed fiscal year prior to the date of grant of the option. The option price may be paid in cash or in shares of SSI's non-voting common stock, valued at the book value thereof as of the end of SSI's most recently completed fiscal year prior to the date of exercise of the option.

6. Grant: The granting of specific options to eligible officers and employees must be recommended to the Compensation Committee by unanimous action of the Management Committee of SSI; such options must then be approved by the Compensation Committee and referred by it to the full Board, and they are subject to the Board's final approval. Each option is to be evidenced by a written agreement substantially in the form attached hereto as Exhibit A, executed by SSI and the optionee, setting forth the terms thereof.

7. Type of Option: Options granted under the plan are not intended to be "incentive stock options", as defined in Section 422(b) of the Internal Revenue Code, and, accordingly, they are subject to the tax consequences referred to in
Section 12 below.

8. Exercise and Expiration: No part of any option may be exercised after five years from the date of grant. One-quarter of the stock evidenced by each option agreement may be purchased at any time after one year from the date of grant, another one-quarter at any time after two years from such date, a third one-quarter at any time after three years from such date, and the remaining one-quarter at any time after four years from such date.

9. Termination: Options will terminate forthwith upon an optionee's voluntary termination of employment or the termination of his or her employment for cause (as determined in the sole discretion of the Board); in the event of involuntary termination of employment other than for cause or by reason of death, an optionee shall have 90 days (but not later than the specified option expiration date) within which to exercise his or her option with respect to the number of shares exercisable as of the date of termination, provided that he or she is not at the time of exercise (i) engaged in any activity competitive with the business of SSI or any of its subsidiaries or affiliated companies or (ii) in violation of any contractual commitment with SSI or its subsidiaries or affiliates.


10. Death: In the event of any optionee's death during his or her employment (or the above 90-day period), his or her heirs or legal representatives may exercise the option at any time within one year following the date of death (but not later than the specified option expiration



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date) with respect to the number of shares exercisable as of such date of death.

11. Transfer: Options may not be transferred otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionee are exercisable only by him or her.

12. Tax Consequences: Options granted under the plan are subject to all tax consequences applicable to non-incentive stock options which do not have an ascertainable fair market value at the time of grant. Accordingly, the excess of the aggregate fair market value over the aggregate option price on the date of exercise of any option shares will be (i) taxable to the optionee (and subject to withholding taxes) at ordinary rates and (ii) deductible by SSI for federal income tax purposes.

13. Equitable Adjustment: Options are subject to automatic equitable adjustment, as determined by the Compensation Committee, in the event of a stock dividend, stock split , stock combination, merger, consolidation, re-organization, recapitalization, reclassification or similar change affecting SSI's non-voting common stock.

14. Reallocation, etc.: Shares covered by unexercised or canceled options granted under this plan may be reallocated by the Compensation Committee, and options may be canceled (with the consent of the optionees) and replacement options granted at any time at the discretion of the Compensation Committee.

15. Corporate Reorganizations: Options may be granted in substitution for options of another corporation, and options of another corporation may be assumed by SSI.

16. Effectiveness and Duration: The plan shall be effective for five years commencing April 1, 1993, and no stock option may be granted thereunder after March 31, 1998.

17. Transfer Restrictions: The non-voting common shares covered by the plan have not been registered under the Securities Act of 1933, or under the securities laws of any state. Accordingly, no such shares acquired upon option exercises may be sold or otherwise transferred (except in exchange for new option shares as specified in Section 5 above and except as referred to in Section 18 below) unless the registration provisions of said Act and all applicable state securities laws have been complied with, or unless in the written opinion of counsel, which opinion shall be satisfactory to the Compensation Committee both as to the substance of the opinion and the identity of the counsel giving such opinion, such registration is not required. Prior to permitting any such transfer (unless at the time the non-voting common stock of SSI is duly registered and publicly traded), SSI shall have a period of 90 days within which to acquire the shares being transferred by the optionee at a price equal to the lesser of (i) the book value of such shares as of the end of the most recently to exercise of an option (and SSI shall be obligated to purchase such shares) at a price per share equal to the greater of (i) the book value thereof as of the end of the most recently completed fiscal year of SSI or the price being offered by the proposed transferee. This first refusal right shall also apply to the optionee's heirs or legal representatives in the event of his or her death. Each certificate evidencing option shares shall bear a legend substantially to the foregoing effect.

18. Resale and Repurchase Rights: (a) At any time from and after the fourth anniversary of an option grant (unless at the time the non-voting common stock of SSI is duly registered and publicly traded), provided the option shall theretofore have been exercised in full, an optionee shall have the right to sell to SSI any common shares acquired by the optionee pursuant to exercise of an option (and SSI shall be obligated to purchase such shares) at a price per share equal to the greater of (i) the book value thereof as of the end of the most recently completed fiscal year of SSI or (ii) the original option price of such shares. The Compensation Committee shall be empowered, In its sole discretion, to require that the foregoing resale right be exercised in equal installments over not more than two fiscal years of SSI.

        (b) Following the termination of an optionee's employment with SSI (unless at the time the non-voting common stock of SSI is duly registered and publicly traded), whether before or after the fourth anniversary of an option grant, SSI shall have the right to purchase and an


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optionee shall have the right to sell to SSI any common shares acquired by the optionee pursuant to exercise of an option at a price per share equal to the greater of (i) the book value thereof as of the end of the fiscal year of SSI which next precedes the date of termination or in the event of any subsequent exercise of such option, the date of such exercise or (ii) the original option price of such shares. The foregoing repurchase/resale rights shall also apply to any option shares which (x) have been acquired pursuant to Section 9 or 10 above following an optionee's termination of employment or death or (y) are the subject of a transfer permitted pursuant to Section 17 above.

        (c) Each certificate evidencing option shares shall bear a legend referring to the foregoing resale and repurchase rights.

19. Determination of Book Value: As used in the foregoing sections of this plan, the "book value" of shares of common stock of SSI shall be based upon the book value of SSI as determined in accordance with generally accepted accounting principles as of the March 31 close of each of its fiscal years by its independent certified public accountants, provided that the Board may adjust the book value as so determined in a non-discriminatory manner as of any fiscal year-end if ft concludes (in its sole discretion) that such book value has been increased or reduced by extraordinary items.

20. Legal Requirements: The issuance of non-voting SSI common shares upon the exercise of options granted pursuant to the plan shall be subject at all times to the satisfaction of all legal requirements applicable to such issuance at such times.


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                      Exhibit A to Software Security, Inc.

    1993 Employee Stock Option Plan: Form of employee stock option agreement.


                             SOFTWARE SECURITY, INC.

                            Employee Option Agreement



                                                          _________ ___, 199__

Mr. John Doe
555 Main Street
Midtown, XX 55555

Dear Mr. Doe:

        Pursuant to the provisions of the 1993 Employee Stock Option Plan of Software Security, Inc. (the "Corporation"), the Corporation hereby grants you an option to purchase all or any part of 5,000 shares of the Corporation's authorized but unissued or treasury non-voting common stock at any time or times on or prior to July 26, 1998 (subject to the limitations described below) at a price of $1.22 per share, payable in cash or in shares of the Corporation's non-voting common stock, valued at the book value thereof as of the end of the Corporation's most recently completed fiscal year prior to the date of exercise of this option. This option is subject to the following further terms and conditions:

        1. No part of this option may be exercised prior to the first anniversary of this option agreement. On or after that date, you may purchase a maximum of one-quarter of the total number of shares optioned to you hereby at any time, an additional one-quarter at any time on or after the second anniversary hereof, a third one-quarter at any time on or after the third anniversary hereof, and the remaining one-quarter at any time on or after the fourth anniversary hereof, provided that no part of this option may be exercised after the expiration date specified above.

        2. This option will terminate forthwith upon your voluntary termination of employment with the Corporation or the termination by the Corporation of such employment for cause, as determined at the sole discretion of the Board of Directors (the "Board") of the Corporation. In the event of the involuntary termination of your employment other than by the Corporation for cause or by reason of death, you shall have a period of 90 days following the effective date of such termination (but not later than the option's expiration date specified at the outset above) within which you may exercise this option with respect to the number of unexercised shares which are exercisable as of the date of termination, provided that you are not at the time of exercise (i) engaged in any activity competitive with the business of the Corporation or any of its subsidiaries or affiliated companies or (ii) in violation of any contractual commitment with the Corporation or its subsidiaries or affiliates.

        3. In the event of your death while employed by the Corporation (or during the 90 day period referred to in paragraph 2 above) and prior to complete exercise of this option, your heirs or legal representatives may exercise this option at any time within one year following your death (but not later than the option's expiration date) with respect to the number of shares exercisable as of such date of death.

        4. This option may not be transferred otherwise than by will or the laws of descent and distribution, and during your lifetime it is exercisable only by you.

        5. This option is subject to automatic equitable adjustment, as determined by the Compensation Committee of the Board, in the event of a stock dividend, stock split, stock combination, merger, consolidation, reorganization, re-capitalization, reclassification or similar


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change affecting the Corporation's non-voting common stock.

        6. The shares optioned to you hereby have not been registered under the Securities Act of 1933, or under the securities laws of any state, and once purchased by you, they may not be sold or otherwise transferred (except in exchange for new option shares as specified in the first paragraph of this option agreement and except as referred to in paragraph 7 below) unless the registration provisions of said Act and all applicable state securities laws have been complied with, or unless in the written opinion of counsel, which opinion shall be satisfactory to the Compensation Committee of the Board both as to the substance of the opinion and the identity of the counsel giving such opinion, such registration is not required. Prior to permitting any such transfer (unless at the time the non-voting common stock of the Corporation is duly registered and publicly traded), the Corporation shall have a period of 90 days within which to acquire the shares being transferred by you at a price equal to the lesser of (i) the book value of such shares as of the end of the most recently completed fiscal year or the Corporation or (ii) the price being offered by the proposed transferee. This first refusal right shall also apply to your heirs or legal representatives in the event of your death. Each certificate evidencing such option shares shall bear a legend substantially to the foregoing effect.

        7(a). At any time from and after the fourth anniversary of this option (unless at the time the non-voting common stock of the Corporation is duly registered and publicly traded), provided this option shall theretofore have been exercised in full, you shall have the right to sell to the Corporation any common shares acquired by you pursuant to exercise of this option (and the Corporation shall be obligated to purchase such shares) at a price per share equal to the greater of (i) the book value thereof as of the end of the most recently completed fiscal year of the Corporation or (ii) the option price paid by you. The Compensation Committee of the Board of Directors shall be empowered, in Its sole discretion, to require that the foregoing resale right be exercised in equal installments over not more than two fiscal years of the Corporation.

        7(b). Following the termination of your employment with the Corporation (unless at the time the non-voting common stock of the Corporation is duly registered and publicly traded), whether before or after the fourth anniversary of this option, the Corporation shall have the right to purchase and you shall have the right to sell to the Corporation any common shares acquired by you pursuant to exercise of this option at a price per share equal to the greater of
(i) the book value thereof as of the end of the fiscal year of the Corporation which next precedes the date of termination or which next precedes the date of a later exercise of such option or (ii) the option price paid by you. The foregoing repurchase/resale rights shall also apply to any option shares which
(x) have been acquired pursuant to paragraph 2 or 3 above following your termination of employment or death or (y) are the subject of a transfer permitted under paragraph 6 above.

        7(c). Each certificate evidencing any such shares shall bear a legend referring to the foregoing resale and repurchase rights.

        8. This option is not intended to be an "incentive stock option", as defined in Section 422(b) of the Internal Revenue Code, and it is subject to all of the tax consequences applicable to non-incentive stock options. Accordingly, under present law, the excess of the aggregate market price over the aggregate option price on the date of exercise of any of the shares optioned hereby will be (i) taxable to you (and subject to withholding taxes) at ordinary rates and
(ii) deductible by the Corporation for federal income tax purposes.

        9. If all or any part of this option is to be exercised, the original copy of this agreement must be delivered to the Secretary of the Corporation for appropriate notation and return.

        10. This option is subject to all of the terms and conditions of the Corporation's 1993 Employee Stock Option Plan. The Compensation Committee of the Board is responsible for


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administering the plan and, together with the full Board, for determining all questions relating to this option or otherwise arising under the plan.

        If this option agreement is in accordance with your understanding, please sign and return to the Corporation the accompanying copy to Indicate your acceptance of its terms.



(Corporate Seal)                            Sincerely,

Attest:

                                            By
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(Assistant) Secretary                            Chairman of the Board


Accepted:

--------------------------
John Doe